UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 3, 2020
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LIVENT CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-38694	82-4699376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTHM	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christina Lampe-Önnerud and Pablo Marcet have been appointed to the Board of Directors of Livent Corporation (the “Company”) effective February 1, 2020.
Dr. Lampe-Önnerud is the founder and CEO of Cadenza Innovation, Inc., which has developed a new generation of safer, higher-energy density, lower-cost batteries. The company's patented "supercell" platform is available for license to global manufacturers. Previously, she served as founder, CEO and international chairman of Boston-Power, where she grew the battery company from a start-up into a global organization backed by more than $360 million in investment, along with technology centers in Boston and Beijing and multiple Asia-based manufacturing locations. She has also held executive positions with Bridgewater Associates and Arthur D. Little.
A member of the Royal Swedish Academy of Sciences, Dr. Lampe-Önnerud is a two-time World Economic Forum Technology Pioneer winner and chairs the Forum's Global Futures Council on Energy Technologies. An advocate for women entrepreneurs, she is featured among Inc.'s inaugural list of Top 100 Female Founders and is an Ernst & Young Entrepreneur of the Year for the New England region.
Mr. Marcet is founder and president of Geo Logic S.A., an Argentina-based provider of consulting and management services to the mining industry. Previously, he served as Exploration and Development director for Orosur Mining, a South American gold mining company primarily operating in Uruguay. He also served as an executive on the company's Board of Directors. Mr. Marcet joined Orosur when it acquired his previous company, Waymar Resources, where he served as president and CEO. Prior to Waymar, Mr. Marcet served as president of two subsidiaries of Northern Orion Resources and oversaw their operations in Argentina. Earlier, Mr. Marcet was country manager for BHP Argentina, responsible for managing project development activities of a joint venture operated by BHP Billiton in Argentina, including field operations, environmental monitoring, government and community relations, human resources, divestment strategies, and legal and tax issues. Over the course of his career, he also held roles of significant responsibility at other large mining and exploration projects for various metals and minerals in South America, Canada, Mexico and Africa.
Mr. Marcet currently serves on the public Boards of Esrey Resources, a company engaged in recovering zinc, lead and other metal by-products from waste materials; and U3O8 Corp., a uranium and battery commodities company. In addition, he serves on the Board of St. George's College, a leading private school in Argentina.
Christina Lampe-Önnerud and Pablo Marcet will be entitled to compensation in accordance with the Company's Compensation Policy for Non-Employee Directors as in effect from time to time.  Ms. Christina Lampe-Önnerud has been appointed to serve on the Audit Committee and Nominating and Corporate Governance Committee of the Company's Board of Directors.  Mr. Pablo Marcet has been appointed to serve on the Compensation and Organization Committee and Sustainability Committee of the Company’s Board of Directors.
The Company issued a press release on February 3, 2020 announcing the appointment of Christina Lampe-Önnerud and Pablo Marcet, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVENT CORPORATION (Registrant)

By:	/s/ GILBERTO ANTONIAZZI
Gilberto Antoniazzi, Vice President and Chief Financial Officer

Date: February 3, 2020